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                                                                   EXHIBIT 10.21

           THIS SUB-LEASE made as of the 27th day of September, 1996.

BETWEEN:

                             SSA CANADA CORPORATION
                   (hereinafter referred to as the "Tenant")

                                                              OF THE FIRST PART;

                                    - and -

                                  LANACOM INC.
          (hereinafter referred to as the "Sub-Tenant" or "Subtenant")

                                                             OF THE SECOND PART;

                                    - and -

                     CONFEDERATION LIFE INSURANCE COMPANY,
                   In Liquidation and 565449 ONTARIO LIMITED

            (hereinafter collectively referred to as the "Landlord")

                                                               OF THE THIRD PART

     WHEREAS pursuant to a lease dated the 31st day of May, 1995 between the Landlord and the Tenant, a copy of which is attached hereto (hereinafter referred to as the "Head Lease"), the Tenant did lease from the Landlord those certain premises located at 251 Consumers Road, Suite 900, North York, Ontario containing a Rentable Area of approximately 7,620 square feet (the said premises to be hereinafter referred to as the "Leased Premises"), subject to the terms and conditions set out in the Head Lease.

     The total area of the "Subleased Premises" will be deemed by both the Tenant and Subtenant to be 3,970 sq. ft of Rentable Area as further outlined in red on the plan hereto attached as Schedule "A".

     AND WHEREAS the Tenant has agreed to Sub-lease a portion of the Leased Premises (the "Subleased Premises") to the Sub-Tenant subject to receipt of the written consent of the Landlord and subject to such other terms and conditions as are contained herein.

     NOW THEREFORE THIS SUB-LEASE WITNESSETH THAT in consideration of the sum of TWO DOLLARS ($2.00) now paid by each of the parties hereto to the other of them (the receipt and sufficiency whereof by each of them is hereby acknowledged), and other good and valuable consideration the parties hereto agree as follows:

1. The Tenant hereby sub-leases to the Sub-Tenant, the Subleased Premises, in an "as-is" condition for and during a term from and including the 1st day of January, 1997, to and including the 30th day of December, 2000, (being the day prior to the date upon which the Head Lease terminates) in accordance with and subject to:

     a.   the terms and conditions contained in the Sub-lease;

     b. the observance and performance by the Sub-Tenant of all of the terms and conditions contained in the Head Lease to be observed and performed by the Tenant; and

     c. the receipt of the written consent of the Landlord consenting to the Sub-lease as provided herein; and

     d. any damage done to the carpeting, walls, electrical monuments or concealed cabling will be repaired by the Sub-Tenant, and any costs therefore will be deducted from rents due under this Sub-lease. Cost of repair will be at competitive prices; and


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     e.   upon vacation of the premises by the Tenant, the Sub-Tenant and the
          Tenant will make joint inspection of the Subleased Premises to determine and agree upon any such damages, which shall be itemized; and

     f. Tenant will continue to pay all leasing costs directly to the Landlord.

2. The Sub-Tenant hereby covenants and agrees to and with the Landlord and the Tenant that it shall:

     a. pay the Tenant the sum of gross rent, excluding G.S.T. of $43,670.00 per annum for the first one (1) year and $47,640.00 per annum for years two (2), three (3) and four (4) inclusive. To be paid in monthly instalments in advance commencing on the 1st day of January, 1997 and continuing on the first day of each month thereafter as follows:

          i. three thousand, six hundred and thirty nine dollars and sixteen cents ($3,639.16) per month for the period of January 1, 1997 to December 31, 1997; as well as any and all Goods and Services Taxes eligible pursuant to the Excise Tax Act (Canada). Notwithstanding the above, the Subtenant shall be entitled to the first one (1) month of the Term, January 1997, Gross Rent Free;

          ii. three thousand, nine hundred and seventy dollars ($3,970.00) per month for the period January 1, 1998 to December 30, 2000; as well as any and all Goods and Services Taxes eligible pursuant to the Excise Tax Act (Canada);

          iii. any other obligation with respect to Rental, shall be the sole responsibility of the Tenant under the terms of the Head Lease.

     b. observe and perform all terms and conditions to be observed and performed by the Tenant under the Head Lease, to the extent same does not conflict with this Sub-Lease, whether same be expressed or implied, to the same extent as if the Sub-Tenant had originally been a party to the Head Lease as the Tenant;

     c. not do or omit to do any act or thing upon the Subleased Premises which would cause a breach of any of the Tenant's obligations under the Head Lease;

     d.   carry on the business to be conducted under the terms of the Head
          Lease.

3.   INTERNAL BUILDING IDENTIFICATION

     The Subtenant shall have the right to install its corporate name and up to two affiliated company names on the directory in the main lobby of the Building (the "Main Directory Identification"), and on the entrance door(s) leading into the Subleased Premises (the "Premises Identification"). The Main Directory Identification and the Premises Identification shall be installed at the Subtenant's cost and expense. The installation of such signage shall be subject to Landlord's approval.

4.   PARKING

     During the Sublease Term, the Tenant shall provide the Subtenant with Ten
     (10) free unreserved outdoor parking stalls in the parking facility located adjacent to the Building and one (1) reserved underground parking stall at current building rates for the Term of the Sublease.

5.   RIGHT TO ASSIGN AND SUBLET

     Provided the Subtenant is not in default under the Sublease, the Subtenant shall, in accordance with the terms of the Head Lease, have the right to sublet and/or assign the Subleased Premises in whole or in part at any time or times during the Term of the Sublease provided the Subtenant obtains the Tenant's prior written consent, which consent shall not be unreasonably or arbitrarily withheld or delayed and the Landlord's prior written consent in accordance with the terms of the Head Lease.

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6.    TENANT'S WORK

      The Tenant shall perform and complete in a good workmanlike manner using first class materials the following work and improvements to the Building and the Subleased Premises at its sole cost and expense (the "Tenant's Work"), subject to minor modifications as may be required by the Subtenant. Provided the Sublease has been signed by both parties by October 15, 1996, Tenant's Work shall be completed by October 30, 1996. Any delay in Sublease execution shall push back the Tenant's Work completion date by the same period of time.

      a. Install a kitchenette within the Subleased Premises capped to a maximum cost to the Tenant of Four Thousand Dollars ($4,000.00) plus any applicable G.S.T.

      b. Lease all the existing furniture in the Subleased Premises as outlined on Schedule "B" to the Subtenant for the Term of the Sublease. The furniture will remain the property of the Tenant and returned to the Tenant at the end of the Sublease Term.

      c.    Install a demising wall as shown on Schedule "A".

      d. Install a drywall partition in order to create an alcoved reception area.

      e. Remove three walls and install two other walls as shown on the attached sketch.

      f. All work to be done in accordance with the terms of the Head Lease and with all municipal and other guidelines and to be approved by the Landlord before any work commences.

      For further clarification the Tenant will pay for items d and e above according to the quotation received from Premium Plus Construction and Management Inc. dated September 18, 1996 at a cost to be capped at $3,400.00 plus GST.

7.    ALTERATIONS AND INSTALLATIONS

      From time to time and at all times during the Sublease Term the Subtenant shall, in accordance with the terms of the Head Lease, have the right to make alterations and installations to the Subleased Premises at its sole cost and expense provided the Subtenant has received the prior written consent of the Landlord such consent not to be unreasonably delayed or withheld and the Landlord's prior written consent in accordance with the terms of the Head Lease.

8.    USE

      Subject to Section 5.01 of the Head Lease the Subtenant may use the Subleased Premises for general office purposes. The Subtenant shall have access to the Subleased Premises twenty-four (24) hours per day, seven
      (7) days per week subject to the conditions of the Head Lease. The Subtenant will have prior entry rights into the Subleased Premises from October 12, 1997 provided the Sublease is signed and the Head Landlord has consented to the Sublease. The Subtenant may, at its discretion, conduct business within the Subleased Premises, after unconditional acceptance of the Offer to Sublease and Head Landlord approval.

9.    REMOVAL OF LEASEHOLD IMPROVEMENTS

      It is understood and agreed by the Tenant that the Subtenant will not be responsible at the expiration of the Sublease for removing its Leasehold Improvements and/or the Tenant's Work as further specified herein, nor shall the Subtenant be required to restore the Subleased Premises to base building standard or its original state prior to or on the Commencement Date.

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10.  DEPOSIT

     The Subtenant shall provide to the Tenant upon unconditional acceptance of the Offer to Sublease (the "Offer to Sublease" dated September 11, 1996) the sum of Ten Thousand Five Hundred Dollars ($10,500.00) by cheque payable to Devencore Realties Corporation Canada Limited In Trust as a deposit to secure the performance by the Tenant of its obligations hereunder and to be applied to the first gross rent due in accordance with the Offer to Sublease.

11.  TENANT & SUBTENANT WARRANTIES AND REPRESENTATIONS

     The Tenant and Subtenant warrant and represent the following:

     a. Each party hereby represents and warrants to the other that they have the full right, power and authority to enter into this Sublease.
     b. The person(s) which have signed and executed the Offer to Sublease is authorized to sign on behalf of the Subtenant, and Tenant, as the case may be.

12. The Landlord does hereby consent to the subletting of the Subleased Premises by the Tenant to the Sub-Tenant as provided by and subject to the terms and conditions of this Sub-Lease and it is hereby understood that this consent shall not extend to any further subletting or parting with possession of the Leased Premises or any part thereof nor shall it be construed or interpreted as a forfeiture of any of the rights of the Landlord contained in the Head Lease.

13. Notwithstanding the within Sub-lease and the consent by the Landlord to this Sub-lease, the Tenant hereby covenants and agrees with the Landlord that the Tenant continues to be liable on the Head Lease and is not released from the performance or observance of any of the terms and conditions contained in the Head Lease which includes the Tenant's liability to remove all Tenant improvements, etc. and return the Leased Premises to base building condition or pay for cost of same at the end of the Head Lease. The Tenant represents and warrants to the Sub-Tenant that all rent and other monies required to be paid up to DECEMBER 31, 2000 and all covenants required to be observed by the Tenant up to DECEMBER 31, 2000 will be paid, observed or performed, as the case may be, by the Tenant.

14. The Sub-Tenant hereby agrees to indemnify and save the Tenant harmless from all actions, suits, proceedings, costs, damages or expenses whatsoever arising by reason of any breach, violation, non-observance or nonperformance by the Sub-Tenant or any of its servants, employees, agents, licenses, invitees or any other under its control, of any of the terms or conditions contained in the Head Lease and/or this Sub-lease.

15. Upon breach by the Sub-Tenant of any of the terms or conditions contained in the Head Lease, the terms and conditions of this Sub-lease shall at the option of the Tenant be deemed to be terminated. The Tenant shall have the immediate right to re-enter the Subleased Premises, and expel all persons including the Sub-Tenant and remove all property from the Subleased Premises without the Tenant being considered guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, as if the Sub-Tenant had not been in possession of the Subleased Premises, subject however, to the terms and conditions contained in the Head Lease and to the rights of the Landlord provided for in the Head Lease or at law.

16. Nothing contained in this Sub-lease shall operate or in any way create a merger, or alter or prejudice any rights, remedies or priorities ties of the landlord as against any party hereto or any other person whatsoever not a party hereto, all of which rights, remedies and priorities are hereby reserved.

17.  Time shall in every respect be of the essence of this Sub-lease.

18. This Sub-lease shall be construed in accordance with and governed by the laws of the Province of Ontario.



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19.  If two or more individuals, corporations, partnerships or business associations (or any combination of two or more thereof) shall sign this Sub-lease, the liability of each such individual, corporation, partnership or other business association to make the payments to be made as provided herein and/or perform all other obligations hereunder, shall be deemed to be joint and several.

20. Any notice, document or other communication required or permitted to be given hereunder shall be in writing delivered personally or mailed by registered mail, postage prepaid, to the said parties at their respective addresses set forth hereunder, namely:

     To the Tenant at:             25 Sheppard Avenue West
                                   Suite #1500
                                   North York, Ontario
                                   M2N 6S5

     To the Sub-Tenant at:         the Subleased Premises

     To the Landlord at:           Brookfield LePage Management Eastern Ltd.
                                   255 Consumers Road
                                   Suite 504
                                   North York, Ontario
                                   M2J 1R4
                                   Attention: Property Manager

                                   and to

                                   565449 Ontario Limited
                                   c/o Bimcor Inc.
                                   BCE Place
                                   181 Bay Street, Suite 4700
                                   Toronto, Ontario M5J 2T3

                                   Attention: Vice President, Real Estate

     or such other address or addresses as the party to whom such notice, document or communication is to be given may have designated by notice to the other parties hereto. Any notice, document or other communications, if mailed, shall be deemed to have been given on the first business day (except Saturdays and Sundays) following such mailing, or, if delivered by hand, shall be deemed to have been given on the day of delivery, if a business day, or if not a business day, on the day next following the day of delivery.

21. The waiver by the Landlord of any breach of any term, covenant or condition herein contained is not deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or of any other term, covenant or condition herein contained. The subsequent acceptance of any amount hereunder by the Landlord is not deemed to be a waiver of any preceding breach by the Sub-Tenant of any term, covenant or condition of this Sub-lease, regardless of the Landlord's knowledge of such proceeding breach at the time of acceptance of such amount. No term, covenant or condition of this Sub-lease is deemed to have been waived unless such waiver is in writing by the Landlord.

22. This Sub-lease shall not be registered without the written consent of the Landlord and the Tenant.

23. This Sub-lease shall enure to the benefit of and be binding upon the parties hereto and their heirs, executors, administrators, successors and assigns.

24. Subject to the Sub-Tenant complying with the provisions hereof, the Tenant agrees to provide the Sub-Tenant with quiet possession with respect to its occupation of the Subleased Premises.


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25.  Articles 21 and 23 of the Head Lease shall not apply to this Sublease but otherwise shall remain in full force and effect in the Head Lease.

26. Where in this Sublease the Tenant's approval or consent is required, the Landlord's approval or consent is also required and it is the responsibility of the Tenant using its best efforts to obtain the approval or consent of the Landlord.

27. All parties acknowledge and agree they have obtained their own independent legal advice prior to their execution of this Sublease.
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        IN WITNESS WHEREOF each of the parties have signed and sealed this
Sub-lease as of the day and year first mentioned above written.

SIGNED, SEALED, AND DELIVERED
IN THE PRESENCE OF:



                                LANACOM INC.

                                Per:  ________________________________
                                Name:
                                Title:

                                Per:  ________________________________
                                Name:
                                Title:


                                I/We have the authority to bind the
                                corporation

                                SSA CANADA CORPORATION

                                Per:  ________________________________
                                Name:
                                Title:

                                Per:  ________________________________
                                Name:
                                Title:


                                I/We have the authority to bind the
                                corporation


                                CONFEDERATION LIFE
                                INSURANCE COMPANY, in
                                Liquidation


                                Per:  ________________________________
                                Name:
                                Title:

                                Per:  ________________________________
                                Name:
                                Title:

                                I/We have the authority to bind the
                                corporation

                                565449 ONTARIO LIMITED

                                I/We have the authority to bind the
                                corporation





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                                  SCHEDULE "A"



                                  [FLOOR PLAN]



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                                  SCHEDULE "B"


                                 FURNITURE LIST


o 8 workstation pods with glass panels divided into 2 sets of 4 workstations

o 4 workstation pods with glass panels divided into 1 set of 4 workstations

o       10 workstation pods (smaller) and connected

o       24 chairs

o       All existing white boards



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